UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2012

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 310 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 31, 2012, Adamis Pharmaceuticals Corporation (the “Company”) entered into a Third Amendment to Common Stock Purchase Agreement (the “Third Amendment”) with Eses Holdings (FZE), a foreign investor (“Purchaser”), amending certain provisions of the Common Stock Purchase Agreement dated as of November 10, 2010 (the “Original Agreement”), as amended by the First Amendment to the Common Stock Purchase Agreement, dated as of June 30, 2011 (the “First Amendment”) and the Second Amendment to the Common Stock Purchase Agreement, dated as of November 10, 2011 (the “Second Amendment”) (the Original Agreement, as amended by the First Amendment and the Second Amendment, referred to herein as the “Agreement”).  Pursuant to the Second Amendment, the Parties amended the Original Agreement (as previously amended by the First Amendment) to provide that in lieu of paying the Company $1,400,000 in respect of the first Milestone Closing relating to Milestone No. 1 under the Original Agreement (the “Third Installment Payment”) as contemplated by the First Amendment, Purchaser would pay to the Company $700,000 on or before November 10, 2011, and $700,000 on or before December 15, 2011, and that the Company would issue to Purchaser a proportionate number of shares of common stock of the Company based on the purchase price per share set forth in the Original Agreement.  On November 10, 2011, Purchaser paid the Company $700,000 in respect of the first tranche of the Third Installment Payment, as contemplated by the Second Amendment, and the Company issued to the Purchaser a corresponding number of shares of Common Stock in the Company.

Pursuant to the Third Amendment, the Purchaser and the Company agreed that in satisfaction of its obligation with respect to the remaining $700,000 payable as part of the Third Installment Payment, Purchaser will pay such amount to the Company as follows:  (i) $375,000 on or before January 31, 2012; (ii) $125,000 on or before February 7, 2012; and (iii) $200,000 as soon as practicable thereafter, but in any event no later than February 29, 2012.  Following receipt of each payment, the Company will issue to the Purchaser a number of shares of common stock of the Company based on the purchase price of $0.25 per share set forth in the Agreement.  On January 31, 2012, the Company received the initial $375,000 payment under the Third Amendment, and subsequently issued 1,500,000 shares of common stock to the Purchaser.

Continuing our operations at their current or reduced levels in the short term are dependent on our receipt of the funding that the Purchaser has agreed to pay pursuant to the Third Amendment.  There are no assurances that significant funds will available from another source in the short term.  The Purchaser’s failure to make the payments described above on the agreed-upon dates would require us to reduce, delay or suspend our product development activities and could adversely affect our business, stock price and our relationships with third parties with whom we have business relationships.

Item 3.02                      Recent Sales of Unregistered Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investor in the transaction described above was an accredited investor as defined in Rule 501 of the Securities Act of 1933, as amended.  The securities were issued in a private placement under Section 4(2) of the Securities Act, Rule 506 of Regulation D under the Securities Act and/or Regulation S promulgated under the Securities Act.  The investor represented that it is an accredited investor and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits.

10.1	Third Amendment to Common Stock Purchase Agreement dated as of January 30, 2012, by and between the Company and Eses Holdings (FZE).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: February 3, 2012	By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins
Title: Chief Financial Officer